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                                                                     Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                   State of
        Name of Subsidiary                       Incorporation     Percent Owned



          1)  Glas-Craft, Inc.                       Indiana            100%
          2)  Raven Lining Systems, Inc.             Oklahoma           100%
          3)  Cohesant Export, Inc.                  Barbados           100%
          4)  Cohesant of Missouri, Inc.             Missouri           100%
              (F/K/A American Chemical
              Company)